                                                                     EXHIBIT 4.2





                               DURECT CORPORATION


             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                 March 28, 2000

                                TABLE OF CONTENTS

                                                                                                               Page
A.       Amendment of Prior Rights Agreement/Waiver of Right of First Offer....................................2
1.       Registration Rights...................................................................................2
         1.1      Definitions..................................................................................2
         1.2      Request for Registration.....................................................................3
         1.3      Company Registration.........................................................................4
         1.4      Form S-3 Registration........................................................................5
         1.5      Obligations of the Company...................................................................6
         1.6      Furnish Information..........................................................................7
         1.7      Expenses of Registration.....................................................................7
         1.8      Underwriting Requirements....................................................................8
         1.9      Delay of Registration........................................................................9
         1.10     Indemnification..............................................................................9
         1.11     Reports Under Securities Exchange Act of 1934...............................................11
         1.12     Assignment of Registration Rights...........................................................12
         1.13     Limitations on Subsequent Registration Rights...............................................12
         1.14     Market Stand-Off Agreement..................................................................13
         1.15     Termination of Registration Rights..........................................................13
2.       Covenants of the Company.............................................................................13
         2.1      Delivery of Financial Statements............................................................13
         2.2      Right of First Offer........................................................................14
         2.3      Termination of Covenants....................................................................16
3.       Miscellaneous........................................................................................16
         3.1      Successors and Assigns......................................................................16
         3.2      Amendments and Waivers......................................................................16
         3.3      Notices.....................................................................................17
         3.4      Severability................................................................................17
         3.5      Governing Law...............................................................................17
         3.6      Additional Parties..........................................................................17
         3.7      Counterparts................................................................................17
         3.8      Titles and Subtitles........................................................................17
         3.9      Aggregation of Stock........................................................................17

                               DURECT CORPORATION

             SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
             -------------------------------------------------------

         This Second Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of the 28th day of March, 2000, by and among Durect
 ---------
Corporation, a Delaware corporation (the "Company"), the holders of the
                                          -------
Company's Series A-1 and Series A-2 Preferred Stock set forth on Exhibit A
                                                                 ---------
attached hereto (the "Series A Holders"), the holders of Series B Preferred
                      ----------------
Stock listed on Exhibit A attached hereto (the "Series B Holders"), the holders
                ---------                       ----------------
of Series B-1 Preferred Stock listed on Exhibit A attached hereto (the "Series
                                        ---------                       ------
B-1 Holders"), the holders of Series C Preferred Stock listed on Exhibit A
-----------                                                      ---------
attached hereto (the "Series C Holders" and together with the Series A Holders,
                      ----------------
the Series B Holders and the Series B-1 Holders, the "Investors" or "Holders"),
                                                      ---------      -------
and Thomas A. Schreck, James E. Brown and Felix Theeuwes, each of whom is herein referred to as a "Founder".
                  -------

                                    RECITALS
                                    --------

         A. The Company, the Founders, the Series A Holders, the Series B Holders and the Series B-1 Holders have previously entered into an Amended and Restated Investor's Rights Agreement dated as of July 19, 1999, amended on October 1, 1999 (the "1999 Rights Agreement"), pursuant to which the Company
                      ---------------------
granted the Founders and the Series A, Series B and Series B-1 Holders certain rights.

         B. The Company and the Series C Holders have entered into a Series C Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date
                                         ------------------
herewith pursuant to which the Company desires to sell to the Series C Holders and the Series C Holders desire to purchase from the Company shares of the Company's Series C Preferred Stock. A condition to the Series C Holders' obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement in order to provide the Investors with
(i) certain rights to register shares of the Company's Common Stock issuable upon conversion of the Preferred Stock held by the Investors, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company desires to induce the Series C Holders to purchase shares of Series C Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

         C. The Company, the Founders, the Series A Holders, the Series B Holders and the Series B-1 Holders each desire to amend and restate the 1999 Rights Agreement to add the Series C Holders as parties to this Agreement and make certain other changes.

                                    AGREEMENT
                                    ---------

         The parties hereby agree as follows:

         A. Amendment of 1999 Rights Agreement/Waiver of Right of First Offer.
            -----------------------------------------------------------------
The Series A Holders, the Series B Holders and the Series B-1 Holders hereby waive the Right of First Offer, including the notice requirements, set forth in the 1999 Rights Agreement with respect to the issuance of Series C Preferred Stock. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities (as defined in Section 1.1(b) of the 1999 Rights Agreement), not including Founders' Stock (as defined in Section 1.1(b) of the 1999 Rights Agreement) and upon the closing of the transactions contemplated by the Purchase Agreement, the 1999 Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Founders and the Investors with respect to registration rights of the Company's securities and certain other rights as set forth herein.

         1. Registration Rights.  The Company, the Founders and the Investors
            -------------------
covenant and agree as follows:

                  1.1.  Definitions.  For purposes of this Section 1:
                        -----------

                        (a)      The terms "register," "registered," and
                                            --------    ----------
"registration" refer to a registration effected by preparing and filing a
 ------------
registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of
                          --------------
effectiveness of such registration statement or document;

                        (b)      The term "Registrable Securities" means (i) the
                                           ----------------------
shares of common stock, par value $0.0001 ("Common Stock") issuable or issued upon conversion of the Series A-1, Series A-2, Series B, Series B-1 and Series C Preferred Stock, provided, however, that for the purposes of Sections 1.2, 1.4,
                 --------  -------
1.7(a), 1.7(c), 1.13 and 2 the Series B-1 Preferred Stock shall not be deemed Registrable Securities and the Series B-1 Holders shall not be deemed Holders
(ii) the shares of Common Stock issued to the Founders (the "Founders' Stock"),
                                                             ---------------
provided, however, that for the purposes of Sections 1.2, 1.4 and 1.13 the
--------  -------
Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, and (iii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in
(i) and (ii); provided, however, that the foregoing definition shall exclude in
              --------  -------
all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (c)      The number of shares of "Registrable Securities
                                                          ----------------------
then outstanding" shall be determined by the number of shares of Common Stock
----------------
outstanding which are, and the
number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                        (d)      The term "Holder" means any person owning or
                                           ------
having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.12 of this Agreement;

                        (e)      The term "Form S-3" means such form under the
                                           --------
Securities Act as in effect on the date hereof or any successor form under the Securities Act;

                        (f)      The term "SEC" means the Securities and
                                           ---
Exchange Commission; and

                        (g)      The term "Qualified IPO" means a firm
                                           -------------
commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement under the Securities Act having a price per share of at least $7.00 and which results in gross proceeds to the Company of at least $25,000,000.

                  1.2.   Request for Registration.
                         ------------------------

                           (a)      If the Company shall receive at any time
after the earlier of (i) March 31, 2003 or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least forty percent (40%) of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 3.3.

                           (b)      If the Holders initiating the registration
request hereunder ("Initiating Holders") intend to distribute the Registrable
                    ------------------
Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities which each Holder requests to be registered; provided,
                                                                    --------
however, that the number of shares of Registrable Securities to be included in
-------
such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                           (c)      Notwithstanding the foregoing, if the
Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize
                           --------  -------
this right more than once in any twelve-month period.

                           (d)      In addition, the Company shall not be
obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                                    (i)     After the Company has effected three
(3) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                                    (ii)    During the period starting with the
date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                                    (iii)   If the Initiating Holders propose to
dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

                  1.3.    Company Registration. If (but without any obligation
                          --------------------
to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within fifteen (15) days after notice given by the Company in accordance with
Section 3.3, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4.   Form S-3 Registration. If the Company shall receive
                         ---------------------
from any Holder or Holders of not less than fifteen percent (15%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 (or a successor form) and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

                           (a)      promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b)      as soon as practicable, effect such
registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after written notice given by the Company in accordance with Section 3.3; provided, however, that the Company
                                        --------  -------
shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 (or a successor form) is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate offering price to the public (net of any underwriters' discounts or commissions) of less than $2,000,000;
(iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however,
                                                             --------  -------
that the Company shall not utilize this right more than once in any twelve month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending one hundred eighty
(180) days after the effective date of the first registration statement subject to Section 1.3.

                           (c)      Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2.

                  1.5.  Obligations of the Company. Whenever required under
                        --------------------------
this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred twenty
(120) days.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in
                          --------
connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one hundred twenty (120) days.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

                        (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  1.6.  Furnish Information. It shall be a condition
                        -------------------
precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.4(b)(ii), whichever is applicable.

                  1.7.  Expenses of Registration.
                        ------------------------

                        (a)      Demand Registration. All expenses other than
                                 -------------------
underwriting discounts and commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Holders selected by the Holders of a majority of the Registrable Securities to be registered with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to
--------  -------
pay for any expenses of any registration proceeding begun pursuant to Section
1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2.

                        (b)      Company Registration. All expenses other than
                                 --------------------
underwriting discounts and commissions and stock transfer taxes incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements (not to exceed $30,000) of one counsel for the selling Holder or Holders selected by the Holders of a majority of the Registrable Securities to be registered with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

                        (c)      Registration on Form S-3. All expenses other
                                 ------------------------
than underwriting discounts and commissions and stock transfer taxes incurred in connection with a registration requested pursuant to Section 1.4, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements (not to exceed $25,000) of one counsel for the selling Holder or Holders selected by the Holders of a majority of the Registrable Securities to be registered with the approval of the Company, which approval shall not be unreasonably withheld, and counsel for the Company, shall be borne by the Company.

                  1.8.  Underwriting Requirements. In connection with any
                        -------------------------
offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, excluding securities sold by the Company, then the Company shall be required to include in the offering only that number of securities to be sold by selling stockholders, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities to be sold by selling stockholders and so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering unless all securities held by a Founder and all securities proposed to be sold in the offering that are not Registrable Securities are first excluded, or (ii) the amount of securities of the selling Holders included in the offering be reduced below ten percent (10%) of the total amount of securities included in such offering, (including shares to be sold by the Company) unless such offering is the initial public offering of the Company's securities, in which case, selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling
                                                                        -------
stockholder," and any pro-rata reduction with respect to such "selling
-----------
stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

                  1.9.  Delay of Registration. No Holder shall have any right
                        ---------------------
to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10. Indemnification. In the event any Registrable Securities
                        ---------------
are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, each officer and director of such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or
 ------------
several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material
 ---------
fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter, officer, director or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however,
                                                              --------  -------
that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity
                                     --------  -------
agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity
                              --------
under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party
                             --------  -------
(together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                        (d)      If the indemnification provided for in this
Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by a
                          --------
Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                 1.11.  Reports Under Securities Exchange Act of 1934. With a
                        ---------------------------------------------
view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                 1.12. Assignment of Registration Rights. The rights to cause
                       ---------------------------------
the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 500,000 shares of such securities (or all of such Holder's shares, if less), provided the Company is, within a reasonable time after such
                  --------
transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such
                                            --------  -------
assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and provided, further, that a transfer of
                                         --------  -------
such rights to a wholly owned subsidiary or constituent partner (including limited partners) or member shall be without restrictions as to minimum shareholdings. Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to an Investor already owning Registrable Securities at the time of such proposed assignment and to any acquirer of Registrable Securities for whom such Registrable Securities were first acquired by Zesiger Capital Group LLC, acting as attorney-in-fact for such acquirer, or by Morgan Guaranty Trust Company of New York, as Trustee for two investment funds and as Agent and Investment Manager for an institutional investor, acting as trustee, agent or investment manager for such acquirer. Further notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned by IntraEAR, Inc., a Delaware corporation, to its stockholders in connection with a dissolution or winding up of IntraEAR, Inc. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1 and the holdings of Investors for whom there is a single attorney-in-fact for the purposes of exercising any rights, receiving notices or taking any action under Section 1 shall be aggregated together.

                 1.13.  Limitations on Subsequent Registration Rights. From
                        ---------------------------------------------
and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

                 1.14.  "Market Stand-Off" Agreement. Each Holder hereby agrees
                         ---------------------------
that, during the period of duration (up to, but not exceeding, 180 days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that:
--------  -------

                        (a) such agreement shall only be applicable to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

                        (b) all officers and directors of the Company and all five percent security holders enter into similar agreements.

                 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and each Holder agrees that, if so requested, such Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

                 Notwithstanding the foregoing, the obligations described in this Section 1.14 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

                 1.15.  Termination of Registration Rights. No Holder shall
                        ----------------------------------
be entitled to exercise any right provided for in this Section 1 after such time, with respect to any Holder, as all Registrable Securities of such Holder may be sold either within a 3-month period pursuant to Rule 144 or pursuant to Rule 144(k).

         2.      Covenants of the Company.
                 ------------------------

                 2.1.   Delivery of Financial Statements. The Company shall
                        --------------------------------
deliver to each Holder of at least 250,000 shares of Registrable Securities (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

                           (a)      as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of
  ----
nationally recognized standing selected by the Company;

                           (b)      as soon as practicable, but in any event
within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                           (c)      within thirty (30) days of the end of each
month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                           (d)      as soon as practicable, but in any event
thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

                           (e)      with respect to the financial statements
called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so.

                  2.2.     Right of First Offer. Subject to the terms and
                           --------------------
conditions specified in this Section 2.2, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.2, a "Major Investor" shall mean any person who holds at least
                        --------------
500,000 shares of the Series A-1, Series A-2, Series B or Series C Preferred Stock (or the Common Stock issued upon conversion thereof) and any attorney-in-fact, trustee, agent or investment manager exercising power of attorney with respect to at least 500,000 shares of the Series A-1, Series A-2, Series B or Series C Preferred Stock (or the Common Stock issued upon conversion thereof). For purposes of this Section 2.2, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate, unless such Major Investor is attorney-in-fact for a holder or holders of the Series A-1, Series A-2, Series B or Series C Preferred Stock (or the Common

Stock issued upon conversion thereof), in which case, such right of first offer must be allocated pro rata among such holders on the basis of the Series A-1, Series A-2, Series B or Series C Preferred Stock (or the Common Stock issued upon conversion thereof) held by such holder.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such
                ------
Shares to each Major Investor in accordance with the following provisions:

                           (a)      The Company shall deliver a notice
("Notice") to the Major Investors stating (i) its bona fide intention to offer
  ------
such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                           (b)      Within 15 calendar days after delivery of
the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                           (c)      The Company may, during the 45-day period
following the expiration of the period provided in subsection 2.2(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                           (d)      The right of first offer in this paragraph
2.2 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services (including options granted prior to the first issuance of Series C Preferred Stock), (ii) to the issuance of securities in a public offering or after consummation of a Qualified IPO, (iii) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iv) to the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings, or similar transactions, (v) to the issuance or sale of the Series C Preferred Stock as provided in the Purchase Agreement, (vi) to the issuance of securities in connection with partnering transactions approved by the Board of Directors of the Company, (vii) to the issuance of securities pursuant to a stock split, stock dividend or like transaction, (viii) to the issuance of securities pursuant to currently outstanding options, warrants, notes or other rights to acquire securities of the Company or (ix) to the issuance of Common Stock upon conversion of Preferred Stock.

                  2.3.     Termination of Covenants.
                           ------------------------

                           (a)      The covenants set forth in Section 2.2 shall
terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) when the Company (or a secured party receiver or other person or entity legally entitled to act on behalf of the Company) shall sell, convey, or otherwise dispose of all or substantially all of its assets or business or if the Company shall merge into or consolidate with any other corporation or effect any other transaction or series of related transactions and the result thereof is that more than fifty percent (50%) of the combined voting power of the Company is held by persons or entities that were not stockholders immediately prior to such merger, consolidation or other transaction.

                           (b)      The covenants set forth in Section 2.1 shall
terminate as to each Holder and be of no further force or effect (i) so long as the Company is subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act or (ii) when the Company (or a secured party receiver or other person or entity legally entitled to act on behalf of the Company) shall sell, convey, or otherwise dispose of all or substantially all of its assets or business or if the Company shall merge into or consolidate with any other corporation or effect any other transaction or series of related transactions and the result thereof is that more than fifty percent (50%) of the combined voting power of the Company is held by persons or entities that were not stockholders immediately prior to such merger, consolidation or other transaction.

         3.       Miscellaneous.
                  -------------

                  3.1.     Successors and Assigns. Except as otherwise provided
                           ----------------------
in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Series A-1, Series A-2, Series B, Series B-1 or Series C Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. For the purpose of meeting the thresholds for exercising any rights hereunder
(i) partners or former partners of an Investor to whom an Investor has transferred shares shall be permitted to aggregate their holdings with such Investor and with all other partners or former partners and (ii) Investors represented by Zesiger Capital Group as attorney-in-fact and for whom Zesiger Capital Group has investment authority with respect to their Registrable Securities may aggregate their holdings with those of all other such Investors.

                  3.2.     Amendments and Waivers. Any term of this Agreement
                           ----------------------
may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders' Stock; provided that if such amendment has the effect of affecting the Founders' Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders' Stock, then such amendment shall require the consent of the holder or holders of a majority of the Founders' Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

                  3.3.     Notices. Unless otherwise provided, any notice
                           -------
required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or four (4) business days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature page on Exhibit A hereto or as subsequently modified by written
                         ---------
notice.

                  3.4.     Severability. If one or more provisions of this
                           ------------
Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  3.5.     Governing Law. This Agreement and all acts and
                           -------------
transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                  3.6.     Additional Parties. From and after the date of this
                           ------------------
Agreement, the Company shall not without prior written consent of a majority of the Holders of Registrable Securities, enter into any agreements with any holder or prospective holder of any securities of the Company providing for the grant to such holder of rights superior to those granted herein. Any such additional party to this Agreement shall execute a counter-part of this Agreement, and upon execution by such additional party and by the company, shall be considered a Holder for purposes of this Agreement.

                  3.7.     Counterparts. This Agreement may be executed in two
                           ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.8.     Titles and Subtitles. The titles and subtitles used
                           --------------------
in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.9.     Aggregation of Stock. All shares of the Preferred
                           --------------------
Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.



                            [Signature Page Follows]

         The parties have executed this Second Amended and Restated Investors' Rights Agreement as of the date first above written.

COMPANY:

DURECT CORPORATION

By:   /s/ James E. Brown
      ------------------
      James E. Brown, President



FOUNDERS:

/s/ Thomas A. Schreck
---------------------
Thomas A. Schreck

/s/ James E. Brown
------------------
James E. Brown

/s/ Felix Theeuwes
------------------
Felix Theeuwes

INVESTORS:


Biotech Growth S.A
------------------

By: /s/ Anders Hove
   __________________________

Title:_______________________


Medgrowht S.A.
--------------

By: /s/ Anders Hove
   __________________________

Title:_______________________



Brookside Capital Partners Fund, L.P.
-------------------------------------

By: /s/ Domenic Ferrante
    --------------------

Title: Managing Director
       -----------------


Sofinov
-------

By: /s/ Denis Dionne
    ------------------

Title: President
       ---------

By: /s/ Jean-Christophe Renond
    ---------------------------

Title: Vice President
       --------------


Zaffaroni Family Partnership, L.P.
----------------------------------

By: /s/ Alejandro Zaffaroni
    -----------------------

Title: General & Limited Partner
       -------------------------


      SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

CHL Medical Partners, L.P
-------------------------

By: /s/ Ronald W. Lennox
    --------------------

Title: Vice President
       --------------


Asphalt Green, Inc. (Cudd & Co.)
--------------------------------
Salvador O. Gutierrez
---------------------
Peter Looram
------------
Mary C. Anderson
----------------
Domenic J. Mizio
----------------
Susan Uris Haipern (Hare & Co.)
-------------------------------

By: Zesiger Capital Group LLC,
    As Attorney-in-Fact

By:    /s/ Albert L. Zesiger
       ---------------------

Title: Principal
       ---------

                                   EXHIBIT A
                                   ---------

                               SERIES A HOLDERS
                               ----------------



                                Investor Name
       -----------------------------------------------------------------

       Alza Corporation
       Atwell & Company - Wells Family LLC
       Auer & Co.
       Batrus & Company - The Jennifer Altman Foundation
       Booth & Company - Elizabeth Heller Mandell Trusts
       Roy & Katherine Bukstein, Trustees for Roy & Katherine
       Bukstein Trust
       Mr. Andrew J. Butler
       Mr. James R. Butler
       City of Milford Pension and Retirement Fund
       City of Stamford Firemen's Pension Fund
       Mr. Jim Concidine
       Cudd & Company - Helen Hunt
       Daly & Company - Dean Witter Foundation
       Dengel & Company - Trustees of Amherst College
       Goldfarb & Simens Profit Sharing Plan FBO David Goldfarb
       Mr. David Halpert
       Hambrecht & Quist Employee Venture Fund, L.P.
       Hambrecht & Quist LLC
       Hare & Company - Norwalk Employees Pension Plan
       HBL Charitable Unitrust
       Houvis & Co. FBO NFIB Employee Pension Trust
       Mr. Jonathan W. Kawaja
       Mr. William B. Lazar
       Mellon Bank NA custodian for PERSI-Zesiger Capital Public Employee Retirement System of Idaho
       Justine Mary Miner
       Luke Ian Miner
       Mary Miner, TTEE FBO the Survivors TR Est Under the R& M
       Nicola Mary Miner
       Ms. Jeanne L. Morency
       Morgan (Bahamas) Trust Co. of the Bahamas Ltd. As Trustee Ms. Nicola Z. Mullen
       Murray Capital, LLC
       Mr. John Osterweis
       Premier Medical Partner Fund, L.P.
       Promed Partners, L.P.
       Psychology Associates
       Mr. Dennis Purcell
       Mr. John Rumsey
       Westcoast & Company - State of Oregon PERS/ZCG
       Mr. Kurt Wheeler
       Harold & Grace Willens, JTWROS
       Winsal & Company - Roanoke College

                                   EXHIBIT A
                                   ---------

                               SERIES A HOLDERS
                               ----------------
                                  (continued)
                                  -----------


            Investor Name
----------------------------------------------

Wolfson Investment Partners, L.P.
Zaffaroni Revocable Trust UTD 1/24/86
Ms. A. Carey Zesiger
Mr. Albert L. Zesiger
Ms. Alexa L. Zesiger
Ms. Barrie Ramsay Zesiger
Mr. David Zesiger

                                   EXHIBIT A
                                   ---------

                               SERIES B HOLDERS
                               ----------------


                                 Investor Name
       -------------------------------------------------------------------

       Ms. Teresa Alessi
       Dean Witter Reynolds Inc. C/F Kenneth Barovsky IRA
       Standard Dated 3/7/97
       Bost & Company - Mellon Securities Trust Co.
       Brookside Capital Partners Fund, L.P.
       CFS Group, Inc.
       Bank One Trust Co. Trustee Ronald L. Chez IRA A/C
       2620804400
       CHL Medical Partners, L.P.
       Michael Cohen
       Teresa M. Corbin
       Kathleen A. DaSilva
       Eagle Lake Ventures, Inc.
       Steve Elms
       Eugene Farber
       Daniel F. Feldman
       Gregory Daniel Frank
       FWH Associates
       Shelly Guyer
       Hambrecht & Quist California
       Hambrecht & Q(upsilon)ist Employee Venture Fund, L.P. II
       Hambrecht & Quist LLC
       Jeffrey G. Heuer
       Jonathan Heuer
       Zach Hulsey
       Vivek Jain
       Dean Witter Reynolds Inc. C/F Randolph M. Johnson IRA
       Rollover dtd. 11/10/98
       Carl Kawaja
       Kawaja Foods Ltd.
       Leonard Kingsley
       Steven J. Krausse
       Mr. Reggie O. Lapastora
       The Magruder Living Trust
       First Trust, Trustee for the benefit of Jerry Edwin Marks
       Seth Miller
       Morgan (Co-Mingled) Guaranty Trust Company
       Morgan (Multi-Market) Guaranty Trust Company
       Dallas Nelson
       Dorothy Nelson
       Gregory Nelson
       Timothy S. Nelson
       PaineWebber Incorporated, not in its individual capacity but solely as Custodian of the IRA of Timothy S. Nelson

                                   EXHIBIT A
                                   ---------

                               SERIES B HOLDERS
                               ----------------
                                  (continued)



                                 Investor Name
       -------------------------------------------------------------------
       John S. Osterweis, Trustee for the Osterweis Revocable Trust
       UAD 9/13/93
       Stephen H. Otto
       Premier Medical Partner Fund L.P.
       Dennis Purcell
       Retirement Accounts, Inc. for the benefit of Nigel P. Ray
       John D. and Pamela F. Richard
       Mark J. Richard
       The Richard Family Trust U/A dtd. 4/14/93
       John Rumsey
       America Sanchez
       Albert R. Schreck
       Joel W. Schreck
       Sofinov
       Stephen B. Thau
       Jan Frans Maria Theeuwes
       VLG Investments 1999
       CNA Trust Company, TTEE VLG 401(k) Retirement Plan FBO
       Mark B. Weeks
       Zaffaroni Family Partnership L.P.
       Zaffaroni Revocable Trust UTD 1/24/86

                                   EXHIBIT A
                                   ---------

                               SERIES B HOLDERS
                               ----------------
                                  (continued)




                                   EXHIBIT A
                                   ---------

                              SERIES B-1 HOLDERS
                              ------------------


                             Investor Name
       ----------------------------------------------------------
       Daniel K. Arenberg
       Irving K. Arenberg
       Michael H. Arenberg
       Roy M. Barbee
       Vaughn D. Bryson
       Joe C. Cook
       Ryan Doster
       Sara Doster
       Dr. Sterling Doster M.D.
       Harris Trust Company of California, as Escrow Agent
       Ronald D. Henriksen
       Miles Hobbs & Lenora Hobbs, JT TEN
       Gary Hoyt
       Dr. Allan M. Miller M.D.
       Elizabeth D. Miller
       Emily Miller  & Allan Miller, JT TEN
       Eric Miller
       Arthur Pringle III
       James Topolgus

                                   EXHIBIT A
                                   ---------

                               SERIES C HOLDERS
                               ----------------



                                 Investor Name
       -------------------------------------------------------------------

       Biotech Growth S.A.
       Medgrowht S.A.
       Brookside Capital Partners Fund, L.P.
       Sofinov
       CHL Medical Partners, L.P.
       Zaffaroni Family Partnership, L.P.
       Domenic J. Mizio
       Hare & Co.
       Cudd & Co.
       Salvador O. Gutierrez
       Peter Looram
       Mary Anderson